UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008 (April 14, 2007)

I2 TELECOM INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

5070 Old Ellis Pointe, Suite 110

Roswell, Georgia 30076

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (404) 567-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors

On April 14, 2008, the Board of Directors of i2 Telecom International, Inc. (the “Company”) appointed Andrew Berman as a new member of the Board. As compensation for his services, Mr. Berman received 2,000,000 non-qualified stock options under the Company’s 2004 ISO Plan, exercisable at $0.10 per shares and expiring three years from the date of grant. Such options will vest according to the following schedule: 50% on April 14, 2009 and 50% on April 14, 2010. There is no material plan, contract, or arrangement to which Mr. Berman is a party or in which he participates that is entered into or material amendment in connection with Mr. Berman’s appointment as a director.

There are no related party transactions to report involving Mr. Berman since the beginning of the Company’s last fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2008	I2 TELECOM INTERNATIONAL, INC. (Registrant)

	By:	/s/ Paul Arena
Paul Arena Chief Executive Officer